Exhibit 99.1


September 24, 2003                      Direct Inquiries To:
                                        Sue Ann Merrill, Chief Financial Officer
                                        (201) 440-5000


                          PURE WORLD MAKES ANNOUNCEMENT
                          -----------------------------

     BEDMINSTER, NEW JERSEY - PURE WORLD, INC., (PURW - NASDAQ) Paul O. Koether, Chairman, today announced that Natalie I. Koether, President of the Company is on medical leave and hospitalized in New York City.

     The Board of Directors has elected Dr. Qun Yi Zheng, Executive Vice President of the Company, as Chief Operating Officer. Mr. Koether will serve as acting President.

     Pure World has 7,513,624 shares of common stock outstanding.



















     This Press Release may contain forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Pure World cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.